Exhibit 99.1

AMERICAN REPROGRAPHICS COMPANY ANNOUNCES ELECTION OF JAMES F. MCNULTY AS NEW BOARD MEMBER

WALNUT CREEK, California (March 17, 2009) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology, today announced that James F. McNulty was elected to its Board of Directors on March 11, 2009. Mr. McNulty is the retired Chairman and Chief Executive Officer of Parsons Corporation, a $3.8 billion international engineering, construction and management services firm based in Pasadena, California. He fills the position left vacant by the resignation of S. “Mohan” Chandramohan from the Board of Directors in July 2008. Mr. McNulty’s election returns the size of the board to seven members.

“Jim is a widely-respected leader in the engineering and construction industries and adds considerable depth to of our Board of Directors ,” said K. “Suri” Suriyakumar, Chairman of American Reprographics Company. “We look forward to his good counsel as a business executive, and we intend to make the most of his experience and insight as a top-notch construction professional to help us navigate the current business climate and plan for the future.”

Mr. McNulty held a variety of key engineering and executive roles at Parsons from 1988 forward, driving growth through acquisition, production extension, and geographic expansion. His career with Parsons culminated with his appointment as Chief Executive Officer in 1996, and Chairman of the Board in 1998.

“I am honored to join ARC’s Board of Directors,” said Mr. McNulty. “I look forward to contributing to the Company’s growth and future success.”

Prior to his experience at Parsons, Mr. McNulty served for 24 years in the U.S. Army, retiring as a Colonel. His assignments included training, troop command, research and development, and project management. He is a graduate of United States Military Academy at West Point and the Army Command and General Staff College. Mr. McNulty also earned Masters Degrees in nuclear physics from Ohio State University and in management from the Massachusetts Institute of Technology where he was an Alfred P. Sloan Fellow.

In addition to Mr. McNulty, American Reprographics Company Board of Directors includes K. “Suri” Suriyakumar, ARC’s Chairman, President and CEO; Thomas Formolo, a partner in the private equity firm of Code Hennessy & Simmons; Manuel J. Perez de la Mesa, Chief Executive Officer of SCP Pool Corporation; Eriberto R. Scocimara, President and Chief Executive Officer of financial consulting firm Scocimara & Company, Inc.; Mark W. Mealy, former Managing Director and Group Head of Wachovia Securities’ Mergers and Acquisitions business; Dewitt Kerry McCluggage, President of Craftsman Films, Inc., and Co-Chairman of Ardustry Home Entertainment.

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 160,000 active customers.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that are based on current opinions and estimates of management regarding future events and the future financial performance of the Company. Words such as “forecast,” “outlook,” “will,” and similar expressions identify forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current downturn in the economy generally and in the architectural, engineering and construction industries specifically; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:
David Stickney
VP of Corporate Communications
Phone: 925-949-5100
Email: davidstickney@e-arc.com